UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 17, 2004

The Williams Companies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-4174	73-0569878
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Williams Center, Tulsa, OK		74172
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code	918-573-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[x]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01. Other Events.

The Williams Companies, Inc. ("Williams") today commenced an offer to exchange up to 43.9 million of its FELINE PACS in the form of Income PACS to reduce overall debt. Williams is offering to exchange one (1.0000) share of Williams common stock plus $1.47 in cash for each validly tendered and accepted Income PACS.

The exchange offer for the Income PACS will expire at 5:00 p.m. Eastern on October 18, 2004, unless extended by Williams. Tendered Income PACS may be withdrawn at any time prior to the expiration date.

Each FELINE PACS unit consists of a forward purchase contract obligating the holder to purchase Williams common stock and a Williams note owned by the holder but pledged to Williams to secure the holder’s obligations under the purchase contract.

The terms and conditions of the exchange offer are described in the exchange offer documents dated September 17, 2004.

A copy of the press release announcing the same is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein.

Item 9.01. Financial Statements and Exhibits.

(a) None
(b) None
(c) Exhibits:

Exhibit 99.1 Copy of press release dated September 17, 2004, publicly reporting the matters discussed herein, filed pursuant to Item 8.01.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Williams Companies, Inc. (Registrant)

September 17, 2004	By:	Brian K. Shore

Name: Brian K. Shore
Title: Secretary

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Exhibit Index

Exhibit No.	Description

EX-99.1	Press Release dated September 17, 2004